UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2018 (the “Execution Date”), Veracyte, Inc. (“Veracyte”) entered into a Diagnostics Development Agreement (the “Agreement”) with Johnson & Johnson Services, Inc. (“JJSI”) (i) to cooperate on a program to enable Veracyte to use JJSI samples and clinical data to develop a next generation bronchial genomic classifier diagnostic for lung cancer diagnosis (“Percepta v.2”) and a nasal genomic classifier diagnostic for lung cancer (“NasaRISK”) and (ii) for JJSI to use Veracyte data generated in the AEGIS and the Percepta Registry studies for therapeutic purposes and for purposes of developing a companion diagnostic product used in conjunction with a JJSI therapeutic. The Agreement includes the following terms, among others:

•
Subject to the terms and conditions in the Agreement, (i) JJSI grants to Veracyte a non-exclusive license to use the JJSI clinical data and samples solely for the purposes of developing and seeking regulatory approval for Percepta v.2 and NasaRISK under JJSI intellectual property rights concerning JJSI clinical data and samples, provided that such license is limited to diagnostic tests for lung cancer and (ii) Veracyte grants to JJSI a non-exclusive license to use data generated by Veracyte during the development for any therapeutic purpose and to seek regulatory approval for a companion diagnostic product used in conjunction with a JJSI therapeutic.

•
Veracyte shall use commercially reasonable efforts to seek regulatory approval for, and to commercialize, Percepta v.2 and NasaRISK, in each case in the United States and any other countries to which Veracyte and JJSI have agreed.

•
JJSI will make an initial upfront payment of $5 million to Veracyte for the delivery of RNA sequencing data on existing Percepta v.2 cohorts. In addition, JJSI will make up to $15 million in additional payments conditioned upon the achievement of certain milestones relating to the development and reimbursement of Percepta v.2 and NasaRISK.

•
For a period of ten years commencing with the first commercial sale of Percepta v.2 and NasaRISK, respectively, Veracyte will make payments to JJSI of one percent (1%) of net cash collections for Percepta v.2 and in the low-single digits of net cash collections for NasaRISK, depending on the number and timing of JJSI samples and associated clinical data Veracyte receives from JJSI.

•
Veracyte shall solely own any technology generated under the development that relates to diagnostics and associated intellectual property rights. JJSI shall solely own any technology generated under the development that relates to therapeutics and associated intellectual property rights. JJSI and Veracyte shall jointly own any other technology generated under the development and associated intellectual property rights. Each party will otherwise retain ownership of its respective technology, data and intellectual property.

•
The Agreement shall become effective as of the Effective Date and remain in full force and effect until the date that the last to expire revenue sharing obligation under the Agreement expires. For the first two years following the Effective Date, the Agreement may only be terminated due to an uncured material breach or the insolvency of a party.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by the Agreement, which will be filed as an exhibit to Veracyte’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 3, 2019

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)